CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

ANNOUNCES RESULTS FOR 2003 FIRST QUARTER

- Consolidated Net Revenues Up 36% to $23.5 Million -

- Consolidated Operating Loss Improves By $1.9 Million to $3.0 Million -

- Czech Republic Deposits $355 Million in Escrow Account -

HAMILTON, BERMUDA, May 7, 2003 - Central European Media Enterprises Ltd. (CME) (NASDAQ:CETV) today announced financial results for the three-month period ended March 31, 2003.

CME recorded consolidated net revenues of $23.5 million for the period ended March 31, 2003, an increase of 36% or $6.2 million from $17.3 million for the period ended March 31, 2002. Consolidated total station operating costs and expenses (including amortization of program rights and other intangibles) increased by 32% or $4.3 million to $17.5 million. Consolidated operating loss is $3.0 million for the period ended March 31, 2003 compared to a loss of $4.9 million for the period ended March 31, 2002 primarily due to station revenue growth.

CME evaluates the performance of its television operations based on Segment EBITDA (earnings before interest, taxes, depreciation and amortization). The Company's Segment(1) net revenues increased by $7.3 million or 27% to $34.1 million in the period ended March 31, 2003 from $26.8 million in the period ended March 31, 2002. When adjusted for positive foreign exchange gains, Segment net revenues increased in real terms by $4.2 million or 15%. Segment(1) EBITDA showed a 25% increase to $5.6 million in the period ended March 31, 2003 compared to $4.5 million in the period ended March 31, 2002. A reconciliation between the segment financial information and the most directly comparable US-GAAP financial measures included in the Consolidated Statement of Operations is provided in Note 5 to our Form 10-Q, as filed with the SEC, and is attached to this press release.

Commenting on today's announcement, CME President and Chief Operating Officer Robert Burke said, "The CME stations continue to produce double-digit increases in both Segment revenue and EBITDA even as we invest in strong, market-leading local productions. We are very pleased with our results this quarter, particularly the continued improvement in our Romanian operations."

CME Vice-Chairman and Chief Executive Fred Klinkhammer said, "In addition to fine operating results in the period, CME was able to improve the operational structure and our control over operations and broadcasting licenses in both Slovenia and Romania, in fulfillment of our ongoing corporate strategy and with the cooperation of our local partners."

Regarding the successful Czech arbitration Klinkhammer said, "At this moment, $355 million dollars is held in an escrow account in Sweden and this money should be in CME's hands on May 19, 2003 if the Svea court upholds the Tribunal's award. If so CME will finally be able to put this matter behind it and focus all of its management efforts on improving the performance of it current businesses and identifying new opportunities."

(1) Combined Segment results, combined segment revenue, combined segment costs and combined segment EBITDA include the Company's Slovak operations and certain entities in the Ukrainian operations, and are all non US-GAAP terms. For a reconciliation to the most directly comparable US-GAAP financial measures, see 'Reconciliation Between Consolidated Statements of Operations and Combined Segment Data (non US-GAAP)' table below.

- continued -

The Company will host a teleconference to discuss its results at 10:00 a.m. (New York Time) on Thursday, May 8, 2003. To access the teleconference, please dial 1-973-582-2749 (U.S. callers) or 0-800-068-9199 (UK callers) or 001-973-582-2749 (all other international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company's website, located at www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through May 15, 2003 that can be accessed by dialing 973-341-3080, passcode: 3913638. A replay will also be archived on the company's website.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements, including with respect to the ongoing dispute between CNTS and CET, the future economic climate in the Company's markets, future investments in existing television broadcast operations, anticipated changes in the Company's structure in Romania, business strategies and commitments, anticipated corporate cash expenditures, the repayment of the Senior Notes and the timing of the need for additional cash resources. For these statements and all other forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, affecting the financial position, results of operations and cash flows of the Company, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the renewals of broadcasting licenses, the regulatory environment and compliance, the ability to acquire programming, the ability to attract audiences, the rate of development of advertising markets in countries where the Company currently operates and general market and economic conditions in these countries, the US and Western Europe. Important factors with respect to the ongoing dispute between CNTS and CET, include, but are not limited to, legal, political and regulatory conditions and the decision of the Svea Court. Important factors with regard to repayment of the Senior Notes include, but are not limited to, the ability to attract an equity investor or investors and the decision of the Svea Court.

This press release should be read in conjunction with the Central European Media Enterprises Ltd. Form 10-Q for the period ended March 31, 2003, which was filed with the Securities and Exchange Commission on May 7, 2003 and which contains material information about the Company. The Company's Form 10-Q is available at www.sec.gov.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading stations in four countries reaching an aggregate of approximately 70 million people. The Company's television stations are located in Romania (PRO TV, Acasa), Slovenia (POP TV, Kanal A), Slovakia (Markiza TV) and Ukraine (Studio 1+1). CME is traded on the NASDAQ under the ticker symbol "CETV".

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For additional information on CME, please visit www.cetv-net.com or contact:

United States: Michael Smargiassi (Investors) Chris Plunkett (Press) Brainerd Communicators, Inc. +212-986-6667	Czech Republic: Michal Donath +420-602-222-128	United Kingdom: Gerry Buckland (Press) +44-777-486-0011

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(US$000s, except share and per share data)

(Unaudited)
	For the three months ended March 31,
	2003	2002
Net revenues..................................................................................................................	$ 23,537	$ 17,261
STATION EXPENSES:
Other operating costs and expenses................................................................................	(9,228)	(7,307)
Amortization of programming rights...............................................................................	(7,063)	(4,166)
Depreciation of station fixed assets and other intangibles .............................................	(1,241)	(1,793)
Total station operating costs and expenses.................................................................	(17,532)	(13,266)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........................................	(2,762)	(2,853)
CORPORATE EXPENSES:
Corporate operating costs and development expenses..................................................	(2,885)	(3,125)
Net arbitration related proceeds/(costs)....................................................................	(2,735)	(2,248)
Stock based compensation................................................................................	(647)	(576)
Amortization of license costs...............................................................................	-	(77)
Operating income/(loss).....................................................................................................	(3,024)	(4,884)
Loss on write down of investment........................................................................	-	(2,685)
Equity in income/(loss) of unconsolidated affiliates...................................................	(766)	408
Net interest and other expense........................................................................................	(5,143)	(4,133)
Change in fair value of derivative...........................................................................	-	(306)
Foreign currency exchange (loss)/gain, net......................................................................	(2,027)	(142)
Income/(loss) before provision for income taxes, minority interest and discontinued operations...................................................................................................	(10,960)	(11,742)
Provision for income taxes.........................................................................................	(243)	(169)
Minority interest in (income)/loss of consolidated subsidiaries.......................................	(84)	8
Net income/(loss).............................................................................................	$ (11,287)	$ (11,903)

PER SHARE DATA:
Net Loss Per Share
Continuing operations - Basic and diluted	$ (0.85)	$ (0.90)

Weighted average common shares used in computing per share amounts:
Basic and diluted (000s) ...............................................................................................	13,229	13,229

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

RECONCILIATION BETWEEN CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMBINED SEGMENT DATA (NON US-GAAP)

	Segment Financial Information
	For the three months ended March 31,
	(US$ 000's)
	Net Revenues		Segment EBITDA
	2003	2002	2003	2002

Romania	$ 9,248	$ 6,682	$ 1,473	$ 716
Slovak Republic (Markiza TV)	9,488	7,285	912	359
Slovenia (POP TV and Kanal A)	7,809	6,068	1,996	1,682
Ukraine (Studio 1+1 Group)	7,541	6,780	1,179	1,709
Total Combined Operations' Net Revenues / Segment EBITDA	$ 34,086	$ 26,815	$ 5,560	$ 4,466

Reconciliation to Consolidated Statements of Operations:
Consolidated Net Revenues / Operating Income/(Loss)	$ 23,537	$ 17,261	$ (3,024)	$ (4,884)
Other Consolidated Entities:
Czech Republic (CNTS)	(15)	(77)	92	328

Corporate Expenses	-	-	3,531	3,778
Net Arbitration (Proceeds)/Costs	-	-	2,735	2,248
Unconsolidated Affiliates:
Ukraine (Studio 1+1 Group)	1,076	2,346	73	844
Slovak Republic (Markiza TV)	9,488	7,285	912	359
Station Depreciation	-	-	1,241	1,793
Total Combined Operations' Net Revenues / Segment EBITDA	$ 34,086	$ 26,815	$ 5,560	$ 4,466
Cash paid for programming			(9,621)	(6,860)
Programming amortization			9,132	6,181
Broadcast Cash Flow
			$ 5,071	$ 3,787
Broadcast Cash Flow by Segment:

Romania			1,241	251
Slovak Republic (Markiza TV)			1,471	174
Slovenia (POP TV and Kanal A)			2,016	2,208
Ukraine (Studio 1+1 Group)			343	1,154
Broadcast Cash Flow
			$ 5,071	$ 3,787